Exhibit 99.1

FOR IMMEDIATE RELEASE

Michael J. Schall, Chief Financial Officer, (650) 849-1600

Mary C. Jensen, Director of Investor Relations, (650) 849-1656

Essex Announces Fourth Quarter and Annual 2002 Results

FFO Per Share Increases 2.5% for the Year

Palo Alto, California-February 5, 2003-Essex Property Trust, Inc. (NYSE:ESS), a Real Estate Investment Trust (REIT) with apartment communities located in targeted West Coast markets, today reported operating results for the fourth quarter and year ended December 31, 2002. For the quarter ended December 31, 2002, Funds From Operations (FFO) amounted to $23.0 million, or $1.09 per diluted share, compared to $23.5 million, or $1.12 per diluted share, for the quarter ended December 31, 2001, representing a 2.7 percent decrease in FFO per share. For the year ended December 31, 2002, Essex reported FFO of $94.6 million, or $4.50 per diluted share, a 2.5 percent increase from FFO of $92.3 million, or $4.39 per diluted share, for the year ended December 31, 2001.

Keith R. Guericke, President and Chief Executive Officer commented that, "The economic environment continued to be challenging in 2002, which affected most companies across the country as well as Essex's business activities. During the year, the Company increased its real estate investments within its strong Southern California region, while maintaining its solid financial condition. Looking forward, we continue to believe that Essex's core strategy of investing in supply-constrained markets will generate favorable long-term results."

The Company's financial results are summarized as follows:

	Quarter Ended December 31,			Year Ended December 31,
	2002	2001	Percent Change	2002	2001	Percent Change
	(Dollar in thousands, except per share amounts)
Revenues	$ 50,934	$ 52,187	-2.4%	$ 200,122	$ 203,539	-1.7%
Funds From Operations (FFO)	$ 22,980	$ 23,487	-2.2%	$ 94,588	$ 92,277	2.5%
Net Income	$ 9,605	$ 11,070	-13.2%	$ 52,874	$ 48,545	8.9%
Per Diluted Share:
FFO Per Share	$ 1.09	$ 1.12	-2.7%	$ 4.50	$ 4.39	2.5%
Net Income Per Share	$ 0.51	$ 0.59	-13.6%	$ 2.82	$ 2.59	9.3%

Funds From Operations (FFO) was positively impacted by miscellaneous non-recurring income of $1.5 million, or $0.07 per diluted share, for the quarter ended December 31, 2002 and $4.9 million, or $0.24 per diluted share, for the year ended December 31, 2002.

Portfolio Composition

The following table compares Essex's regional concentrations for its multifamily portfolio as of December 31, 2002 and December 31, 2001.
	As of December 31, 2002		As of December 31, 2001
	Number of Apartment Homes	%	Number of Apartment Homes	%
Southern California	13,654	58	11,295	54
San Francisco Bay Area	4,023	17	4,023	19
Seattle Metro. Area	4,073	17	4,073	20
Portland Metro. Area	1,371	6	1,371	7
Other	578	2	-	-
Total	23,699	100	20,762	100

Property Operations

The following results omit properties in development or lease-up, properties owned less than a year, and properties that are accounted for under the equity method of accounting.

A breakdown of the same-property net operating income results relative to the prior comparative period for Essex's multifamily properties is as follows:
	Quarter Ended December 31, 2002			Year Ended December 31, 2002
	Revenues	Operating Expenses	Net Operating Income	Revenues	Operating Expenses	Net Operating Income
Southern California	7.5%	5.6%	8.4%	3.6%	3.7%	3.5%
San Francisco Bay Area	-11.4%	9.6%	-17.8%	-12.5%	3.0%	-16.8%
Pacific Northwest	-6.7%	13.1%	-14.9%	-6.9%	1.8%	-10.7%
Same-Property Average	-3.3%	9.1%	-8.1%	-5.3%	2.9%	-8.3%

A breakdown of the same-property financial occupancies for Essex's multifamily properties is as follows:
	For the Quarters Ended
	12/31/2002	9/30/2002	12/31/2001
Southern California	96.3%	96.4%	92.8%
San Francisco Bay Area	96.1%	96.8%	94.3%
Pacific Northwest	93.8%	94.8%	92.2%
Same-Property Average	95.5%	96.1%	93.2%

A breakdown of same-property concessions for Essex's multifamily properties is as follows:
	For the Quarters Ended
	(in thousands)
	12/31/2002	9/30/2002	12/31/2001
Southern California	$116.2	$124.5	$172.3
San Francisco Bay Area	160.2	270.9	244.1
Pacific Northwest	323.2	289.7	197.7
Same-Property Average	$599.6	$685.1	$614.1

Total concessions decreased for the Company's consolidated portfolio to $741,600 for the quarter ended December 31, 2002, compared to $894,400 for the quarter ended September 30, 2002, and $820,500 for the quarter ended December 31, 2001.

Results from the fourth quarter 2002 compared to the third quarter 2002 continue to reflect negative rental growth, a decrease in occupancy levels, and lower concessions.

The following is the sequential percentage change in same-property revenues for the quarter ended December 31, 2002 versus the quarter ended September 30, 2002:

Revenues
Southern California	1.2%
San Francisco Bay Area	-1.7%
Pacific Northwest	-2.8%
Same-Property Average	-0.9%

Acquisitions

On December 17, 2002, the Company acquired, by merger, John M. Sachs, Inc. resulting in the acquisition of a real estate portfolio which consisted of 18 apartment communities comprising 2,683 apartment homes located in San Diego County, California, a 302-unit apartment community located in Houston, Texas, a 276-unit apartment community located in Riverside County, California; five recreational vehicle parks totaling 1,717 spaces, of which 1,581 spaces are located in either San Diego or Riverside County, California and 136 spaces are located in Las Vegas, Nevada; two manufactured housing communities totaling 607 sites, of which 450 sites are located in Las Vegas, Nevada and 157 sites are located in San Diego County, California; and two small office buildings totaling approximately 7,200 square feet located in San Diego, California.

The merger was structured as a tax-free reorganization with real estate assets valued at approximately $301 million. Consideration provided in the merger was in the form of a common stock issuance, assumption of liabilities and cash, as follows:

  Issued 2,719,875 shares of Essex common stock.
  Assumed mortgages on four of the newly acquired properties for approximately $64.6 million with a fixed interest rate of 5.51% maturing in December 2012.
  Repaid liabilities in the amount of approximately $33.0 million.
  The balance was paid in cash.

Development

As of December 31, 2002, the Company had ownership interests in development communities, which have a combined estimated construction cost of approximately $176.7 million. These projects exclude development projects owned by the Essex Apartment Value Fund, L.P.
  The Essex on Lake Merritt - During the quarter the Company continued its leasing efforts to stabilize its 270-unit high-rise luxury apartment community located on the shores of Lake Merritt in Oakland, California and subsequently stabilized operations in January 2003 with the property being 95 percent leased.
  The San Marcos (formerly Vista del Mar) - Construction and leasing activities continue at the Company's 312-unit apartment community located in Richmond, California. Stabilization is anticipated during the third quarter of 2003.

  On November 19, 2002, the Company sold a portion of land adjacent to its San Marcos development project, for approximately $2.4 million to a third-party single-family home developer, which did not result in a gain or loss to the Company. As a result of the sale, the number of units that the Company can build in a second phase has been reduced to 120 units from 192 units.
  Hidden Valley-Parker Ranch - The initial stages of construction continue on the Company's 324-unit multifamily community located in Simi Valley, California. Initial occupancy is expected to take place during the fourth quarter of 2003. The Company has a 75 percent ownership interest in this development project.

Redevelopment

The Company considers redevelopment of existing properties to be an important element of its real estate strategy - focusing on its redevelopment activities in West Coast submarkets where new housing construction is limited. Many of these markets have older properties in premier locations with lower density, and large apartment homes. The Company seeks to improve the financial and physical aspects of these assets through a redevelopment program that seeks to achieve a minimum 15 percent return on the incremental renovation investment.

During the fourth quarter of 2002, the Company completed two redevelopment communities,

Le Parc Luxury Apartments (formerly Plumtree) and The Lofts at Pinehurst (formerly Villa Scandia), aggregating 258 units with combined renovation costs of approximately $6.9 million.

Financing Activities

On November 14, 2002, the Company refinanced variable rate loans that were in place on Coronado at Newport-North and South, a combined 1,447-unit apartment community, located in Newport Beach, California. The principal balance of these variable rate loans at the time of payoff was approximately $71.7 million with interest at the rate of LIBOR plus 2.25%. The new loans are non-recourse mortgages totaling $106.9 million, with a 5.30% fixed interest rate, that matures in December 2012. The asset is owned by the Lend Lease co- investment, in which the Company is a 49.9 percent partner.

On December 11, 2002, the Company obtained $33.9 million of long-term variable rate debt that bears interest at a floating rate tied to short-term tax-exempt revenue bonds and matures in December 2032. These revenue bonds will finance the development and operations of

Hidden Valley-Parker Ranch, a 324-unit apartment community in Simi Valley, California. The Company's liability for this indebtedness will increase from $600,000 at December 31, 2002 to $33.9 million as project-related costs are incurred.

On December 17, 2002, the Company obtained four non-recourse mortgages totaling $64.0 million with a weighted average interest rate of 5.64%, maturing in December 2012 on four previously unencumbered properties.

On December 27, 2002, one of the Company's equity method investments obtained a second non-recourse mortgage for $8.1 million, with a 4.25% fixed interest rate on Highridge Apartments. The June 2007 maturity is concurrent with the existing first non-recourse mortgage on the property. Highridge Apartments, a 255-unit apartment community located in Rancho Palos Verdes, California, is owned by five partnerships, which Essex Management Corporation, an unconsolidated preferred stock subsidiary of the Company ("EMC"), is a 1% general partner and the Operating Partnership holds a 1% special limited partnership interest.

On December 27, 2002, the Company repaid a non-recourse mortgage that matured in the amount of $8.3 million. The interest rate on this loan was 8.78%.

Essex Apartment Value Fund, L.P.

The Fund was organized to add value through rental growth and asset appreciation and to utilize the Company's development, redevelopment and asset management capabilities.

The Fund completed its final closing on February 15, 2002 with total equity commitments of approximately $250 million. An affiliate of the Company, Essex VFGP, L.P. ("VFGP"), is the Fund's one percent general partner and is a 20.4 percent limited partner. Essex Portfolio, L.P. (the "Operating Partnership") owns a 99 percent limited partnership interest in VFGP. At December 31, 2002, the Fund has approximately $400 million of investment capacity.

Fund Activities

On October 3, 2002, the Fund purchased Ocean Villa, a 119-unit apartment community located in Oxnard, California for a contract price of $13.3 million, and unencumbered of mortgage debt.

On November 26, 2002, the Fund purchased The Villas at Carlsbad, a 102-unit apartment community located in Carlsbad, California for a contract price of $14.3 million.

Other Company Information

Essex's total market capitalization at December 31, 2002 was approximately $2.2 billion. The Company's mortgage notes payable had an average maturity of 8.7 years and an average interest rate of 6.8 percent. As of December 31, 2002, the Company's debt-to-total-market-capitalization ratio was 36.4 percent and interest coverage for the fourth quarter of 2002 was 3.8 times EBITDA.

During the quarter, the Company's Board of Directors declared a regular quarterly cash dividend of $0.77 per common share or $3.08 per common share on an annualized basis. The dividend was payable on January 15, 2003 to shareholders of record as of December 6, 2002 and represents a 10 percent per share increase compared to the fourth quarter 2001.

The Company reiterates its previous guidance for estimated FFO per diluted share of $4.33 to $4.45 per share for calendar year 2003.

Conference Call with Management

An earnings conference call with management is scheduled for tomorrow, Thursday, February 6, 2003, at 11:00 a.m. Pacific Time - 2:00 p.m. Eastern Time, which will be broadcast live via the Internet at www.essexpropertytrust.com, and accessible via phone by dialing (800) 231-9012 - a passcode is not required.

A replay of the call is also available via the Internet for two weeks following the live call. You can access the rebroadcast via the Internet at www.essexpropertytrust.com.

Supplemental financial information is available via e-mail by sending requests to the investors relations department at investors@essexpropertytrust.com.

Essex Property Trust, Inc., located in Palo Alto, California and traded on the New York Stock Exchange (ESS), is a fully integrated real estate investment trust (REIT) that acquires, develops, redevelops, and manages multifamily residential properties in selected West Coast communities. Essex currently has ownership interests in 113 multifamily properties (23,969 units), and has 1,251 units in various stages of development. Additional information about Essex can be found on the Company's web site at www.essexpropertytrust.com. If you would like to receive future press releases via e-mail, please send a request to investors@essexpropertytrust.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This press release includes forward-looking statements, including statements regarding FFO per diluted share estimates, our portfolio allocations, statements regarding when property developments and redevelopments will be finished and stabilized, statements regarding future leasing activities, statements regarding future construction costs, and statements regarding estimated values of properties. The Company's actual results may differ materially from those projected in such forward-looking statements. Factors that might cause such a difference include, but are not limited to, changes in market demand for rental units and the impact of competition and competitive pricing, changes in economic conditions, unexpected delays in the development and stabilization of development and redevelopment projects, unexpected difficulties in leasing of development and redevelopment projects, total costs of renovation investments exceeding our projections and other risks detailed in the Company's filings with the Securities and Exchange Commission (SEC). The Company assumes no obligation to update this information. For more details relating to risk and uncertainties that could cause actual results to differ materially from those anticipated in our forward-looking statements, and risks to our business in general, please refer to our SEC filings, including our most recent Report on Form 10-K for the year ended December 31, 2001 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002, June 31, 2002 and September 30, 2002.

###

E S S E X P R O P E R T Y T R U S T, I N C.

Operating Results                                                       Three Months Ended             Twelve Months Ended
(Dollars in thousands, except per share amounts)                          December 31,                       December 31,
------------------------------------------------------------------------------ ----------------  ---------------- ----------------
                                                                    2002             2001              2002             2001
                                                              ---------------- ----------------  ---------------- ----------------

Revenues:
  Rental                                                      $        45,686  $        42,952   $       171,909  $       175,894
  Other property                                                        1,352            1,231             5,356            5,493
                                                              ---------------- ----------------  ---------------- ----------------
    Total property revenues                                            47,038           44,183           177,265          181,387
  Interest and other                                                    3,896            8,004            22,857           22,152
                                                              ---------------- ----------------  ---------------- ----------------
                                                                       50,934           52,187           200,122          203,539
Expenses:                                                     ---------------- ----------------  ---------------- ----------------
  Property operating                                                   15,042           14,070            52,454           52,277
  Depreciation and amortization                                         9,813            9,250            37,042           35,915
  Interest                                                              8,950            9,850            35,012           38,746
  Amortization of deferred financing costs                                163              147               605              657
  General and administrative                                            1,544            1,932             6,291            7,498
                                                              ---------------- ----------------  ---------------- ----------------
    Total expenses                                                     35,512           35,249           131,404          135,093
Income from continuing operations before gain on sale of      ---------------- ----------------  ---------------- ----------------
  real estate, minority interests and discontinued operations          15,422           16,938            68,718           68,446

Gain on sale of real estate                                                 --               --                --           3,788
Minority interests                                                     (5,817)          (6,056)          (24,130)         (24,322)
                                                              ---------------- ----------------  ---------------- ----------------
Income from continuing operations                                       9,605           10,882            44,588           47,912

Discontinued operations (net of minority interests):
  Operating income from real estate sold                                    --             188               225              633
  Gain on sale of real estate                                               --               --            8,061                --
                                                              ---------------- ----------------  ---------------- ----------------
Net income available to common stockholders                   $         9,605  $        11,070   $        52,874  $        48,545
                                                              ================ ================  ================ ================

Net income per share - basic                                  $          0.51  $          0.60   $          2.85  $          2.63
                                                              ================ ================  ================ ================
Net income per share - diluted                                $          0.51  $          0.59   $          2.82  $          2.59
                                                              ================ ================  ================ ================

Certain prior period balances have been reclassified to conform to the current year presentation.

See Company's 10-K and 10-Q for additional disclosures

E S S E X P R O P E R T Y T R U S T, I N C.

Operating Results
Selected Line Item Detail                                                 Three Months Ended                Twelve Months Ended
(Dollars in thousands)                                                       December 31,                       December 31,
---------------------------------------------------------------------------------- ----------------  ---------------- ----------------
                                                                        2002             2001              2002             2001
                                                                  ---------------- ----------------  ---------------- ----------------

Interest and other
  Interest income                                                 $           364  $         2,309   $         5,026  $         6,050
  Equity income in co-investments                                           1,115            5,500             8,250           13,726
  Fee income                                                                  969              195             3,232            1,345
  Gain on sale of co-investment activities, net                                 --               --            1,408                --
  Miscellaneous - non-recurring                                             1,448                --            4,941            1,031
                                                                  ---------------- ----------------  ---------------- ----------------
    Interest and other                                            $         3,896  $         8,004   $        22,857  $        22,152
                                                                  ================ ================  ================ ================
Property operating expenses
  Maintenance and repairs                                         $         2,840  $         4,046   $        10,971  $        12,439
  Real estate taxes                                                         3,281            3,067            12,707           12,152
  Utilities                                                                 2,493            1,484             8,826            8,620
  Administrative                                                            4,888            4,276            14,963           15,088
  Advertising                                                                 921              852             2,932            2,841
  Insurance                                                                   619              345             2,055            1,137
                                                                  ---------------- ----------------  ---------------- ----------------
    Property operating expenses                                   $        15,042  $        14,070   $        52,454  $        52,277
                                                                  ================ ================  ================ ================
General and administrative
  Total general and administrative                                $         3,090  $         3,680   $        12,538  $        14,023
  Allocated to property operating expense - administrative                   (612)            (570)           (2,395)          (2,291)
  Allocated to Essex Management Corporation                                  (707)            (970)           (2,717)          (2,635)
  Capitalized and incremental to real estate under development               (227)            (208)           (1,135)          (1,599)
                                                                  ---------------- ----------------  ---------------- ----------------
    Net general and administrative                                $         1,544  $         1,932   $         6,291  $         7,498
                                                                  ================ ================  ================ ================
Minority interests
  Limited partners of Essex Portfolio, L.P.                       $         1,170  $         1,355   $         5,481  $         5,807
  Perpetual preferred distributions                                         4,580            4,580            18,319           18,319
  Series Z incentive units                                                     39                --              197                --
  Third party ownership interests                                              28              121               133              196
                                                                  ---------------- ----------------  ---------------- ----------------
    Minority interests                                            $         5,817  $         6,056   $        24,130  $        24,322
                                                                  ================ ================  ================ ================

Certain prior period balances have been reclassified to conform to the current year presentation.

See Company's 10-K and 10-Q for additional disclosures

E S S E X P R O P E R T Y T R U S T, I N C.

Funds From Operations                                              Three Months Ended              Twelve Months Ended
(Dollars in thousands, except per share amounts)                      December 31,                   December 31,
--------------------------------------------------------------------------- ---------------- ----------------- --------------
                                                                 2002             2001              2002            2001
                                                           ---------------- ---------------- ----------------- --------------
Funds From Operations

Income from continuing operations before
  minority interests and discontinued operations           $        15,422  $        16,938  $         68,718  $      68,446
Adjustments:
  Gain on sale of co-investment activities, net                          --               --           (1,408)             --
  Depreciation and amortization                                      9,813            9,250            37,042         35,915
  Depr. and amort. - unconsolidated co-investments                   2,354            1,694             8,246          5,341
  Minority interests                                                (4,609)          (4,678)          (18,426)       (18,438)
  Income from discontinued operations                                    --             188               225            633
  Depreciation - discontinued operations                                 --              95               191            380
                                                           ---------------- ---------------- ----------------- --------------
    Funds from operations                                  $        22,980  $        23,487  $         94,588  $      92,277
                                                           ================ ================ ================= ==============

Components of the change in FFO

Same property NOI                                          $        (2,224)                  $         (9,514)
Non-same property NOI                                                4,107                              5,215
Income and depreciation from discontinued operations                  (283)                              (597)
Other - corporate and unconsolidated co-investments                 (3,448)                             2,202
Interest expense and amortization of deferred financing                884                              3,786
General and administrative                                             388                              1,207
Minority interests                                                      69                                 12
                                                           ----------------                  -----------------
    Funds from operations                                  $          (507)                  $          2,311
                                                           ================                  =================
Funds from Operations Per Share - Diluted                  $          1.09  $          1.12  $            4.5  $        4.39
                                                           ================ ================ ================= ==============
    Percentage Increase                                               -2.7%                               2.5%
                                                           ================                  =================

Weighted average number of shares outstanding diluted (1)       21,142,452       21,026,883        21,007,502     21,004,707
                                                           ================ ================ ================= ==============

(1) Assumes conversion of all outstanding operating partnership interests in the Operating Partnership into shares of the Company's common stock.

See Company's 10-K and 10-Q for additional disclosures

E S S E X P R O P E R T Y T R U S T, I N C.

Balance Sheet
(Dollars in thousands)
                                                         December 31, 2002   December 31, 2001
--------------------------------------------------------------------------- -------------------
Real Estate:
  Land and land improvements                            $          368,712  $          291,913
  Buildings and improvements                                     1,147,244             883,287
                                                        ------------------- -------------------
                                                                 1,515,956           1,175,200
  Less:  accumulated depreciation                                 (191,821)           (156,269)
                                                        ------------------- -------------------
                                                                 1,324,135           1,018,931
  Investments                                                       61,212              95,460
  Real estate under development                                    143,756              93,256
                                                        ------------------- -------------------
                                                                 1,529,103           1,207,647
Cash and cash equivalents                                           17,827              23,603
Other assets                                                        66,532              92,484
Deferred charges, net                                                6,272               5,724
                                                        ------------------- -------------------
    Total assets                                        $        1,619,734  $        1,329,458
                                                        =================== ===================
Mortgage notes payable                                  $          677,563  $          564,201
Lines of credit                                                    126,500              74,459
Other liabilities                                                   61,827              52,719
                                                        ------------------- -------------------

                                                                   865,890             691,379
Minority interests                                                 262,530             256,405

Stockholders' Equity:
  Convertible preferred stock                                            --                  --
  Common stock                                                           2                   2
  Cumulative redeemable preferred stock                                  --                  --
  Additional paid-in-capital                                       535,125             421,592
  Distributions in excess of accumulated earnings                  (43,813)            (39,920)
                                                        ------------------- -------------------
    Total liabilities and stockholders' equity          $        1,619,734  $        1,329,458
                                                        =================== ===================

See Company's 10-K and 10-Q for additional disclosures

E S S E X P R O P E R T Y T R U S T, I N C.

Debt Summary - December 31, 2002
(Dollars in thousands)

                                                  Percentage of                Weighted          Weighted
                                                    Total       Balance         Average       Average Maturity
                                                     Debt      Outstanding  Interest Rate (1)    In Years
                                                  ----------  ------------- ----------------  --------------
Mortgage notes payable
  Fixed rate - secured                                   77% $     618,143              6.9%            7.4
  Tax exempt variable (2)                                 7%        59,420              5.1%           21.7
                                                             -------------- ----------------  --------------
    Total mortgage notes payable                                   677,563              6.8%            8.7
                                                                                              ==============
Lines of credit (3)                                      16%       126,500              2.6%
                                                  ---------- -------------- ----------------
    Total debt                                          100% $     804,063              6.1%
                                                  ========== ============== ================

                        Scheduled principal payments (excludes lines of credit)

                                                     2003    $      25,584
                                                     2004            8,094
                                                     2005           41,074
                                                     2006           20,474
                                                     2007           63,214
                                                  Thereafter       519,123
                                                             --------------
                                                    Total    $     677,563
                                                             ==============

Interest expense coverage is 3.8 times earnings before gain, interest, taxes, depreciation and amortization.
Capitalized interest for the quarter ended December 31, 2002 was $1,234.

(1) Weighted average interest rate for variable rate debt are approximate current values.
(2) Interest rate protection agreements cap the total all in interest rate at a range of 7.1% to 7.3%.
    These agreements expire between 2003 and 2004.
(3) One line of credit commitment is $165 million and matures in May 2004.
    A second line of credit commitment is $30 million and matures in December 2003.
    Interest on these lines is based on a tiered rate structure tied to the Company's corporate ratings and is currently at LIBOR plus 1.10%.

See Company's 10-K and 10-Q for additional disclosures

E S S E X P R O P E R T Y T R U S T, I N C.

Capitalization - December 31, 2002
(Dollars in thousands, except per share data)

Total debt                                                       $     804,063
                                                                 --------------

Common stock and potentially dilutive securities
   Common stock outstanding                                             20,983
   Limited partnership units (1)                                         2,320
   Options-treasury method                                                 155
                                                                 --------------
Total common stock and potentially dilutive securities                  23,458 shares

Common stock price per share as of December 31, 2002             $      50.850
                                                                 --------------
Market value of common stock and potentially dilutive securities $   1,192,839

Perpetual preferred units                                        $     210,000   8.723% weighted average pay rate
                                                                 --------------
Total equity capitalization                                      $   1,402,839
                                                                 --------------
                                                                 --------------
Total market capitalization                                      $   2,206,902
                                                                 ==============
Ratio of debt to total market capitalization                              36.4%
                                                                 ==============

(1)Assumes conversion of all outstanding operating partnership interests in the
   Operating Partnership into shares of the Company's common stock.

See Company's 10-K and 10-Q for additional disclosures

E S S E X P R O P E R T Y T R U S T, I N C.

Property Operating Results - Quarter ended December 31, 2002 and 2001
(Dollars in thousands)
                                                    Southern California         Northern California         Pacific Northwest    Other real estate assets(1)       Total
                                            ---------------------------- --------------------------- --------------------------- ------------------------ ------------------------
                                              2002     2001   % Change    2002     2001   % Change    2002     2001   % Change    2002     2001   % Change 2002     2001   % Chang
                                            --------  ------- ---------- -------  ------- ---------- -------  ------- ---------- -------  ------- ------- -------  ------- -------

Revenues:

  Same property revenues                    $14,490  $13,479    7.5%    $12,020  $13,564    -11.4%  $10,243  $10,974     -6.7%  $  --    $  --     n/a   $36,753  $38,017    -3.3%
  Non same property revenues(2)               6,049    3,821              3,656    2,211               --       --                  580      134          10,285    6,166
                                            -------- --------           -------- --------           -------- --------           -------- --------        -------- --------
    Total Revenues                          $20,539  $17,300            $15,676  $15,775            $10,243  $10,974            $   580  $   134         $47,038  $44,183
                                            -------- --------           -------- --------           -------- --------           -------- --------        -------- --------
Property operating expenses:

  Same property operating expenses          $ 4,411  $ 4,177    5.6%    $ 3,475  $ 3,170      9.6%  $ 3,641  $ 3,220     13.1%  $  --    $  --     n/a   $11,527  $10,567     9.1%
  Non same property operating expenses(2)     1,782    1,923              1,390    1,458               --       --                  343      122           3,515    3,503
                                            -------- --------           -------- --------           -------- --------           -------- --------        -------- --------
    Total property operating expenses       $ 6,193  $ 6,100            $ 4,865  $ 4,628            $ 3,641  $ 3,220            $   343  $   122         $15,042  $14,070
                                            -------- --------           -------- --------           -------- --------           -------- --------        -------- --------
Net operating income:

  Same property net operating income        $10,079  $ 9,302    8.4%    $ 8,545  $10,394    -17.8%  $ 6,602  $ 7,754    -14.9%  $  --    $  --     n/a   $25,226  $27,450    -8.1%
  Non same property operating income(2)       4,267    1,898              2,266      753               --       --                  237       12           6,770    2,663
                                            -------- --------           -------- --------           -------- --------           -------- --------        -------- --------
    Total net operating income              $14,346  $11,200            $10,811  $11,147            $ 6,602  $ 7,754            $   237  $    12         $31,996  $30,113
                                            ======== ========           ======== ========           ======== ========           ======== ========        ======== ========

Same property operating margin                   70%      69%                71%      77%                64%      71%              n/a      n/a               69%      72%
                                            ======== ========           ======== ========           ======== ========           ======== ========        ======== ========
Same property turnover percentage                57%      58%                50%      63%                50%      47%              n/a      n/a               52%      55%
                                            ======== ========           ======== ========           ======== ========           ======== ========        ======== ========
Net operating income percentage of total         44%      37%                34%      37%                21%      26%                 1%       0%            100%     100%
                                            ======== ========           ======== ========           ======== ========           ======== ========        ======== ========

Loss to lease(3)                            $ 9,178                     $  (765)                    $    95                     $  n/a                   $ 8,096
                                            ========                    ========                    ========                    ========                 ========
  Loss to lease as a percentage                 7.8%                       -1.1%                       -0.4%                       n/a                       4.0%
  of rental income                          ========                    ========                    ========                    ========                 ========

(1) Includes apartment communities located in other geographic areas, other rental properties and commercial properties.
(2) Includes properties which subsequent to September 30, 2000, were either acquired, disposed, in a stage of development or redevelopment without stabilized operations.
(3) Loss to lease represents the annualized difference between market rents (without considering the impact of rental concessions)
    and contractual rents. These numbers include the Company's pro-rata interest in unconsolidated properties.

Reconciliation of apartment units
at end of period

  Same property consolidated apartment units  4,054    4,054              3,260    3,260              4,402    4,402                  --       --         11,716   11,716
                                            ======== ========           ======== ========           ======== ========           ======== ========        ======== ========
  Consolidated Apartment Units                8,143    5,405              3,737    3,737              4,402    4,402                578        --         16,860   13,544
  Down REIT                                   1,360    1,360                170      170                301      301                  --       --          1,831    1,831
  Joint Venture                               4,151    4,530                116      116                741      741                  --       --          5,008    5,387
  Under Development                             689      692                832      582                  --       --                 --       --          1,521    1,274
                                            -------- --------           -------- --------           -------- --------           -------- --------        -------- --------
    Total apartment units at end of period   14,343   11,987              4,855    4,605              5,444    5,444                578        --         25,220   22,036
                                            ======== ========           ======== ========           ======== ========           ======== ========        ======== ========
    Percentage of total                          57%      54%                19%      21%                22%      25%                 2%       0%            100%     100%
                                            ======== ========           ======== ========           ======== ========           ======== ========        ======== ========

Average same property financial occupancy      96.3%    92.8%              96.1%    94.3%              93.8%    92.2%               0.0%     0.0%           95.5%    93.2%
                                            ======== ========           ======== ========           ======== ========           ======== ========        ======== ========

See Company's 10-K and 10-Q for additional disclosures

E S S E X P R O P E R T Y T R U S T, I N C.

Development Communities - December 31, 2002
(Dollars in millions)

                                                                                          Total     Estimated
                                                                           Estimated     Incurred   Remaining   Initial    Stabilized     %         %
Project Name                                Location              Units       Cost       to Date       Cost     Occupancy  Operations   Leased   Occupied
------------------------------------------- -------------------  -------  ------------  ----------  ---------- ----------- ----------- -------- ----------

Development Communities
-------------------------------------------

Direct Development - Consolidated

   The Essex on Lake Merritt                Oakland, CA             270  $       72.7  $     72.7  $        --   Jun-02      Jan-03      93%       88%

   The San Marcos (formerly Vista del Mar)  Richmond, CA            312          50.9        45.9         5.0    Jul-02      Sep-03      42%       34%

   Hidden Valley-Parker Ranch(1)            Simi Valley, CA         324          46.0        18.1        27.9    Nov-03      Sep-04      n/a       n/a

   Pre-development                                                                7.1         7.1           --
                                                                 ------- ------------- ----------- -----------
     Subtotal - direct development                                  906  $      176.7  $    143.8  $     32.9

Joint Venture Transactions - Unconsolidated(2)

   Kelvin Avenue                            Irvine, CA              132  $       22.4  $      5.4  $     17.0    Aug-04      Mar-05      n/a       n/a

   Chesapeake                               San Diego, CA           230          44.9        13.9        31.0    Apr-04      Nov-04      n/a       n/a

   River Terrace                            Santa Clara, CA         250          55.0        17.4        37.6    May-04      Mar-05      n/a       n/a

                                                                 ------- ------------- ----------- -----------
     Total - development                                          1,518  $      299.0  $    180.5  $    118.5
                                                                 ======= ============= =========== ===========

Stabilized Communities - Fourth Quarter 2002
-------------------------------------------

   None

(1)The Company acquired bond financing which closed in December 2002. The Company has a 75% interest in this development project.
(2)The Company has a 21.4% interest in development projects owned by the Fund.

See Company's 10-K and 10-Q for additional disclosures

E S S E X P R O P E R T Y T R U S T, I N C.

Redevelopment Communities - December 31, 2002
(Dollars in thousands)

                                                                 Total    Estimated
                                                    Estimated  incurred   Remaining  Redevelopment  Restabilized
Project Name                                Units     Cost      to date     Cost         Start      Operations (1)
------------------------------------------ ------- ---------- ---------- ----------  -------------  ---------------

None

Re-stabilized Communities - Fourth Quarter 2002
------------------------------------------

Le Parc Luxury Apartments (Plumtree)          140  $   3,400  $   3,332  $      68      Nov-01         Oct-02

The Lofts at Pinehurst (Villa Scandia)        118      3,520      3,471         49      Jun-01         Oct-02
                                           ------- ---------- ---------- ----------
Totals                                        258  $   6,920  $   6,802  $     118
                                           ======= ========== ========== ==========

(1)Restabilized operations is defined as the month that the property reaches at least 95% occupancy after completion of the redevelopment project.

See Company's 10-K and 10-Q for additional disclosures

E S S E X P R O P E R T Y T R U S T, I N C.
Investments - December 31, 2002                                                                Debt                          $50.850
                                                                           -------------------------------------    Down    Value of      Essex
(Dollars in thousands)                                   Book    Estimated                     Interest Maturity    REIT    Down REIT    Equity
                                                        Value    Value(1)    Amount    Type      Rate     Date     Units      Unit      Value(2)
---------------------------------------------------------------  --------- -------------------------------------  --------  ---------   ---------
Down REIT's
   Highridge, Rancho Palos Verde, CA                                       $ 19,999    Fixed       6.26% Jun-07
   Anchor Village, Mukilteo, WA                                              10,750  Var/bonds     5.50% Dec-27
   Barkley Apartments, Anaheim, CA                                            5,333    Fixed       6.63% Feb-09
   Brookside Oaks, Sunnyvale, CA                                             15,043    Fixed       7.90% Oct-10
   Capri at Sunny Hills, Fullerton, CA                                       12,418    Fixed       5.37% Aug-07
   Hearthstone, Santa Ana, CA                                                10,052    Fixed       7.01% Jun-08
   Montejo, Garden Grove, CA                                                  6,194    Fixed       6.98% Feb-11
   Treehouse, Santa Ana, CA                                                   8,339    Fixed       6.98% Feb-11
   Valley Park, Fountain Valley, CA                                          10,564    Fixed       6.98% Feb-11
   Villa Angelina, Placentia, CA                                             14,285    Fixed       6.98% Feb-11
                                                                            --------
                                                      $ 11,346  $ 213,961   112,977                                 1,477  $  75,105   $  25,879

                                                                                                                  Value of   Company
Joint Ventures                                                                                                     Equity   Ownership
   Essex Apartment Value Fund, L.P.                                                                               --------  ---------
     Andover Park, Beaverton, OR                                             12,380    Fixed       6.60% Oct-11
     Vista Del Rey (El Encanto), Tustin, CA                                   7,968    Fixed       6.95% Feb-11
     Rosebeach, La Mirada, CA                                                 8,409    Fixed       7.09% Feb-11
     Hunt Club, Lake Oswego, CA                                              11,656    Fixed       7.05% Feb-11
     The Crest, Pomona, CA                                                   35,735    Fixed       7.99% Jul-05
     Foxborough (Woodland), Orange, CA                                        4,895    Fixed       7.84% Jul-09
     The Arboretum at Lake Forest, Lake Forest, CA                                --
     Ocean Villas, Oxnard, CA                                                     --
     Villas at Carlsbad, Carlsbad, CA                                             --
     Kelvin Avenue, Irvine, CA (development)                                      --
     Chesapeake, San Diego, CA (development)                                      --
     Rivermark, Santa Clara, CA (development)                                10,500    Fixed       8.00% Jan-04

     Line of credit                                                          86,399    Var.   LIBOR+.875 Dec-03
                                                                            --------
                                                        17,832    225,258   177,942                              $ 47,316       21.4%     10,126
   AEW
     The Pointe at Cupertino, Cupertino, CA                                       --
     Tierra Vista, Oxnard, CA                                                37,825    Fixed       5.93% Jun-07
                                                                            --------
                                                         7,352     76,173    37,825                                38,348       20.0%      7,670
   Lend Lease
     Coronado at Newport - North, CA                                         56,840    Fixed       5.30% Dec-12
     Coronado at Newport - South, CA (rehab not yet started)                 50,050    Fixed       5.30% Dec-12
                                                                            --------
                                                        13,234    153,147   106,890                                46,257       49.9%     23,082
   Other Joint Ventures
     Park Hill Apartments, Issaquah, WA                  5,652     25,961    21,674    Fixed       6.90% Aug-29     4,287       45.0%(3)   5,652

Other                                                    5,796                                                                             5,796
                                                      ---------                                                                        ----------
                                                      $ 61,212                                                                         $  78,204
                                                      =========                                                                        ==========

(1)Estimated value based on estimated 2003 net operating income applying capitalization rates ranging from 7.50% to 7.75% on stabilized multifamily properties.  Other properties, either in development, redevelopment or acquired less than 12 months ago are valued at cost.
(2)Although the Company generally intends to hold these properties for use, the Company equity value assumes liquidation at December 31, 2002.
(3)The Company's 45% ownership interest receives a cumulative preferred return.

See Company's 10-K and 10-Q for additional disclosures

                                                                        ESSEX PROPERTY TRUST, INC.
                                                                        REAL ESTATE INFORMATION
                                                                             31-Dec-02
                                                                                                             Square         Year    Year
   Property Name                          Address                       City               State  Units     Footage       Acquired  Built
   ---------------------------------------------------------------------------------------------------------------------------------------
                                                                        MULTIFAMILY COMMUNITIES
   ---------------------------------------------------------------------------------------------------------------------------------------
                    SAN FRANCISCO BAY AREA
   ---------------------------------------------------------------------
   Santa Clara County
   ---------------------------------------
 1 Pointe at Cupertino, The (Westwood)    19920 Olivewood Street        Cupertino            CA      116       135,288      1998    1963
 1 Carlyle, The                           2909 Nieman Boulevard         San Jose             CA      132       129,216      2000    2000
 1 Waterford, The                         1700 N. First Street          San Jose             CA      238       219,642      2000    2000
 1 Le Parc (Plumtree)                     440 N. Winchester Avenue      Santa Clara          CA      140       113,260      1994    1975
 1 Marina Cove                            3480 Granada Avenue           Santa Clara          CA      292       250,294      1994    1974
   River Terrace                          N.E. corner Montague/Agnew    Santa Clara          CA      250       223,880
 1 Bristol Commons                        732 E. Evelyn Avenue          Sunnyvale            CA      188       142,668      1995    1989
 1 Brookside Oaks                         1651 Belleville Way           Sunnyvale            CA      170       119,980      2000    1973
 1 Oak Pointe                             450 N. Mathilda Avenue        Sunnyvale            CA      390       294,180      1988    1973
 1 Summerhill Park                        972 Corte Madera Avenue       Sunnyvale            CA      100        78,584      1988    1988
 1 Windsor Ridge                          825 E. Evelyn Avenue          Sunnyvale            CA      216       161,892      1989    1989
                                                                                           ----------------------------
                                                                                               8%  1,982     1,645,004
   Alameda County
   ---------------------------------------
 1 Stevenson Place (The Apple)            4141 Stevenson Blvd.          Fremont              CA      200       146,296      1983    1971
 1 Treetops                               40001 Fremont Blvd.           Fremont              CA      172       131,270      1996    1978
 1 Wimbeldon Woods                        25200 Carlos Bee Blvd.        Hayward              CA      560       462,400      1998    1975
 1 Summerhill Commons                     36826 Cherry Street           Newark               CA      184       139,012      1987    1987
   Essex at Lake Merritt, The             108-116 17th Street           Oakland              CA      270       258,967
                                                                                           ----------------------------
                                                                                               5%  1,116       732,682
   Contra Costa County
   ---------------------------------------
   San Marcos (Vista del Mar)             Hilltop Drive at Richmond PkwyRichmond             CA      312       292,716
 1 Bel Air (The Shores)                   2000 Shoreline Drive          San Ramon            CA      462       391,136      1995    1988  114 units 2000
 1 Eastridge Apartments                   235 East Ridge Drive          San Ramon            CA      188       174,104      1996    1988
 1 Foothill Gardens                       1110 Harness Drive            San Ramon            CA      132       155,100      1997    1985
 1 Twin Creeks                            2711-2731 Morgan Drive        San Ramon            CA       44        51,700      1997    1985
                                                                                           ----------------------------
                                                                                               3%    826       772,040
   San Francisco County
   ---------------------------------------
 1 Mt. Sutro Terrace Apartments           480 Warren Drive              San Francisco,CA       0%     99        64,095      1999    1973
   ---------------------------------------                                                 ----------------------------
19 Total San Francisco Bay Area                                                            17%  4,023     3,213,821

                       SOUTHERN CALIFORNIA
   ---------------------------------------------------------------------
   Los Angeles County
   ---------------------------------------
 1 Hampton Court (Columbus)               1136 N. Columbus Avenue       Glendale             CA       83        71,573      1999    1974
 1 Hampton Place (Loraine)                245 W. Loraine Street         Glendale             CA      132       141,591      1999    1970
 1 Rosebeach                              16124 E. Rosecrans Ave.       La Mirada            CA      174       172,202      2000    1970
 1 Marbrisa                               1809 Termino Ave.             Long Beach           CA      202       122,870      2002    1987
 1 Pathways                               5945 E. Pacific Coast Hwy.    Long Beach           CA      296       197,720      1991    1975
 1 Bunker Hill                            222 and 234 S. Figueroa St.   Los Angeles          CA      456       346,672      1998    1968
 1 City Heights                           209 S. Westmoreland           Los Angeles          CA      687       424,170      2000    1968
 1 Cochran Apartments                     612 South Cochran             Los Angeles          CA       58        51,468      1998    1989
 1 Kings Road                             733 North Kings Road          Los Angeles          CA      196       132,112      1997    1979
 1 Park Place                             400 S. Detroit Street         Los Angeles          CA       60        48,000      1997    1988
 1 Windsor Court                          401 S. Detroit Street         Los Angeles          CA       58        46,600      1997    1988
 1 Mirabella (Marina View)                13701 Marina Point Drive      Marina Del Rey       CA      188       176,860      2000    2000
 1 Hillcrest Park (Mirabella)             1800 West Hillcrest Drive     Newbury Park         CA      608       521,968      1998    1973
 1 Monterra del Mar (Windsor Terrace)     280 E. Del Mar Boulevard      Pasadena             CA      123        74,475      1997    1972
 1 Monterra del Rey (Glenbrook)           350 Madison                   Pasadena             CA       84        73,101      1999    1972
 1 Monterra del Sol (Euclid)              280 South Euclid              Pasadena             CA       85        69,295      1999    1972
 1 Crest, The                             400 Appian Way                Pomona               CA      501       498,036      2000    1986
 1 Highridge                              28125 Peacock Ridge Drive     Rancho Palos Verde   CA      255       290,250      1997    1972
 1 Avondale at Warner Center              22222 Victory Blvd.           Woodland Hills       CA      446       331,072      1999    1970
                                                                                           ----------------------------
                                                                                              20%  4,692     3,790,035
   Ventura County
   ---------------------------------------
 1 Camarillo Oaks                         921 Paseo Camarillo           Camarillo            CA      564       459,072      1996    1985
 1 Mariner's Place                        711 South B Street            Oxnard               CA      105        77,254      2000    1987
 1 Ocean Villa                            4202-4601 Dallas Drive        Oxnard               CA      119       108,900      2002    1974
 1 Tierra Vista                           Rice and Gonzales             Oxnard               CA      404       387,144      2001    2001
 1 Village Apartments                     1040 Kelp Lane                Oxnard               CA      122       122,120      1997    1974
 1 Meadowood                              1733 Cochran Street           Simi Valley          CA      320       264,568      1996    1986
   Parker Ranch                           Los Angeles and Stearns       Simi Valley          CA      324       310,938
 1 Villa Scandia                          1021 Scandia Avenue           Ventura              CA      118        71,160      1997    1971
                                                                                           ----------------------------
                                                                                               7%  1,752     1,490,218
   Orange County
   ---------------------------------------
 1 Barkley Apartments                     2400 E. Lincoln Ave.          Anahiem              CA      161       139,835      2000    1984
 1 Vista Pointe                           175-225 S. Rio Vista          Anahiem              CA      286       242,410      1985    1968
 1 Valley Park Apartments                 17300 Euclid Ave.             Fountain Valley      CA      160       169,788      2001    1969
 1 Capri at Sunny Hills                   2341 Daphne Place             Fullerton            CA      100       128,100      2001    1961
 1 Wilshire Promenade                     141 West Wilshire Avenue      Fullerton            CA      149       128,130 (1)  1997    1992
 1 Montejo Apartments                     12911 Dale St.                Garden Grove         CA      124       103,280      2001    1974
 1 Huntington Breakers                    21270 Beach Boulevard         Huntington Beach     CA      342       241,763      1997    1984
   Irvine development                     2552 Kelvin Ave.              Irvine               CA      135       122,456
 1 Hillsborough Park                      1501 South Beach Boulevard    La Habra             CA      235       215,510      1999    1999
 1 Arboretum at Lake Forest               22700 Lake Forest Drive       Lake Forest          CA      225       215,319      2002    1970
 1 Trabuco Villas                         25362 Mosswood Way            Lake Forest          CA      132       131,032      1997    1985
 1 Coronado At Newport-North              880 Irvine Avenue             Newport Beach        CA      732       459,677      1999    1968
 1 Coronado At Newport-South              1700 16th Street              Newport Beach        CA      715       498,716      1999    1969
 1 Fairways Apartments                    2 Pine Valley Lane            Newport Beach        CA       74       107,160      1999    1972
 1 Woodland Apartments                    501 East Katella Ave.         Orange               CA       90       108,000      2000    1969
 1 Villa Angelina                         201 E. Chapman Ave.           Placentia            CA      256       217,600      2001    1970
 1 Hearthstone Apartments                 2301 E. Santa Clara Ave.      Santa Ana            CA      140       154,820      2001    1970
 1 Treehouse Apartments                   2601 N. Grand Ave.            Santa Ana            CA      164       135,762      2001    1970
 1 El Encanto                             1151 Walnut Ave.              Tustin               CA      116        92,760      2000    1969
                                                                                           ----------------------------
                                                                                              18%  4,201     3,489,662
   San Diego County
   ---------------------------------------
 1 Alpine Country                         2660 Alpine Blvd.             Alpine               CA      108        81,900      2002    1986
 1 Alpine Village                         2055 Arnold Way               Alpine               CA      306       254,424      2002    1971
 1 Bonita Cedars                          5155 Cedarwood Rd.            Bonita               CA      120       120,824      2002    1983
 1 Villas at Carlsbad                     2600 Kremeyer Circle          Carlsbad             CA      102        72,960      2002    1965
 1 Cambridge                              660 F. St.                    Chula Vista          CA       40        22,140      2002    1965
 1 Woodlawn Colonial                      245-255 Woodlawn Ave.         Chula Vista          CA      159       104,583      2002    1974
 1 Mesa Village                           5265 Clairemont Mesa Blvd.    Clairemont           CA      133        43,696      2002    1963
 1 Casa Tierra                            355 Orlando St.               El Cajon             CA       40        28,730      2002    1972
 1 Coral Gardens                          425 East Bradley              El Cajon             CA      200       182,000      2002    1976
 1 Tierra del Sol/Norte                   989 Peach Ave.                El Cajon             CA      156       117,000      2002    1969
 1 Grand Regacy                           2050 E. Grand Ave.            Escondido            CA       60        42,432      2002    1967
 1 Mira Woods Villa                       10360 Maya Linda Rd.          Mira Mesa            CA      355       262,630      2002    1982
 1 Country Villas                         283 Douglas Drive             Oceanside            CA      180       179,764      2002    1976
 1 Bluffs II, The                         6466 Friars Road              San Diego            CA      224       126,744      1997    1974
   Chesapeake                             Front at Beech St.            San Diego            CA      230       147,480
 1 Emerald Palms                          2271 Palm Ave.                San Diego            CA      152       133,000      2002    1986
 1 Summit Park                            8563 Lake Murray Blvd.        San Diego            CA      300       229,400      2002    1972
 1 Vista Capri - East                     4666 63rd St.                 San Diego            CA       26        16,890      2002    1967
 1 Vista Capri - North                    3277 Berger Ave.              San Diego            CA      106        51,840      2002    1975
 1 Carlton Heights                        9705 Carlton Hills Blvd.      Santee               CA       70        48,440      2002    1979
 1 Shadow Point                           9830 Dale Ave.                Spring Valley        CA      172       131,260      2002    1983
                                                                                           ----------------------------
                                                                                              13%  3,009     2,250,657
   ---------------------------------------                                                 ----------------------------
64 Total Southern California                                                               58% 13,654    11,020,572

              SEATTLE METROPOLITAN AREATotal Seattle Metropolitan Area                                                         17%  4,073     3,397,634

            PORTLAND METROPOLITAN AREA
   ---------------------------------------------------------------------
 1 Andover Park                           15282 SW Teal Blvd.           Beaverton            OR      240       227,804      2001    1992
 1 Jackson School Village                 300 NE Autumn Rose Way        Hillsboro            OR      200       196,896      1996    1996
 1 Landmark Apartments                    3120 NW John Olsen Ave.       Hillsboro            OR      285       282,934      1996    1990
 1 Hunt Club                              6001 SW Bonita Road           Lake Oswego          OR      256       198,056      2000    1985
 1 Meadows @ Cascade Park                 314 SE 19th Street            Vancouver            WA      198       199,377      1997    1989
 1 Village @ Cascade Park                 501 SE 123rd Avenue           Vancouver            WA      192       178,144      1997    1989
   ---------------------------------------                                                 ----------------------------
 6 Total Portland Metropolitan Area                                                         6%  1,371     1,283,211

                           OTHER AREAS
   ---------------------------------------------------------------------
 1 Devonshire Apartments                  2770 West Devonshire Ave.     Hemet                CA      276       207,220      2002    1988
 1 St. Cloud Apartments                   6525 Hilcroft                 Houston              TX      302       306,869      2002    1968
                                                                                           ----------------------------
 2                                                                                          2%    578       514,089
                                                                                                 ----------------------
   112                                    Multifamily Properties                                  23,699    19,429,327      1998    1980
   6                                      Multifamily Properties Under Construction                1,521     1,356,437
                                                                                             ======================
   Avg. square footage                                 820
   Avg. units per property                             212
   Avg. age of property                                 22

   (1) Also has 11,836 square feet of commercial/retail space.
   (2) Also has 9,512 square feet of commercial space.

               OTHER REAL ESTATE ASSETS
   ---------------------------------------------------------------------
   Manufactured Housing Communities
   ---------------------------------------
   Green Valley                           2130 Sunset Dr.               Vista                CA      157 pads               2002    1973
   Riviera                                2038 Palm St.                 Las Vegas            NV      450 pads               2002    1969
   Recreational Vehicle Parks
   ---------------------------------------
   Circle RV                              1835 E. Main St.              El Cajon             CA      179 spaces             2002    1977
   Vacationer                             1581 E. Main St.              El Cajon             CA      159 spaces             2002    1973
   Diamond Valley                         344 N. State St.              Hemet                CA      224 spaces             2002    1974
   Golden Village                         3600 W. Florida Ave.          Hemet                CA     1019 spaces             2002    1972
   Riviera RV                             2200 Palm St.                 Las Vegas            NV      136 spaces             2002    1969
   Office Buildings
   ---------------------------------------
   Essex Corporate Headquarter Bldg.      925 E. Meadow Dr.             Palo Alto            CA                 17,400      1997    1988
   Valley Financial Office Building       2399 Camino Del Rio South     San Diego            CA                  5,200      2002    1978
   Moore Street Office Building           3205 Moore St.                San Diego            CA                  2,000      2002    1957
   Essex Southern Cal. Office Building    22110-22120 Clarendon St.     Woodland Hills       CA                 38,940      2001    1982

New Residential Supply: Permits as % of Current Stock
12 Month Permit Period:  December  2001 through December 2002 (inclusive)

-------------------------------------------------------------------   --------------------------------------    -----------------------------
                               Single Family Data                                    Multi-Family Data                All Residential Data
===================================================================   ======================================    =============================
Market              Median SF     SF Stock     SF Permits    % of        MF Stock     MF Permits     % of        Total Residential    % of
                    Price (2001     2000      Last 12 Months Stock         2000      Last 12 months  Stock      Permits Last 12 Mont  Stock
===================================================================   ======================================    =============================
Boston               $356,600     1,530,000       4,741      0.3%         670,800        1,869       0.3%              6,610          0.3%
New York PMSA        $258,700      760,000        2,851      0.4%        2,920,000       11,815      0.4%              14,666         0.4%
Nassau-Suffolk       $248,400      740,000        4,203      0.6%         240,000         794        0.3%              4,997          0.5%
Philadelphia         $134,800     1,532,000       13,311     0.9%         515,100        1,731       0.3%              15,042         0.7%
Chicago              $198,500     1,700,000       29,862     1.8%        1,404,900       9,792       0.7%              39,654         1.3%
Miami/Ft. Lauderdale $165,400      717,000        12,073     1.7%         876,000        13,641      1.6%              25,714         1.6%
Minneapolis          $167,100      818,000        17,426     2.1%         351,800        6,845       1.9%              24,271         2.1%
Wash. D.C. PMSA      $212,700     1,299,000       29,951     2.3%         644,300        10,508      1.6%              40,459         2.1%
Denver               $218,300      582,000        14,133     2.4%         274,900        6,625       2.4%              20,758         2.4%
Austin               $152,000      326,000        7,199      2.2%         169,900        4,972       2.9%              12,171         2.5%
Dallas-Ft. Worth     $131,100     1,381,000       38,587     2.8%         650,000        11,479      1.8%              50,066         2.5%
Houston              $122,400     1,027,000       29,059     2.8%         547,700        10,757      2.0%              39,816         2.5%
Phoenix              $139,400      970,000        39,862     4.1%         360,500        6,809       1.9%              46,671         3.5%
Orlando              $124,100      482,000        17,293     3.6%         201,500        8,261       4.1%              25,554         3.7%
Atlanta              $139,100     1,122,000       49,952     4.5%         467,800        15,239      3.3%              65,191         4.1%
Las Vegas            $149,100      440,000        24,691     5.6%         215,700        6,844       3.2%              31,535         4.8%
                    -----------------------------------------------   --------------------------------------    -----------------------------
Totals               $188,100    15,426,000      335,194     2.2%       10,510,900      127,981      1.2%             463,175         1.8%
                    ===============================================   ======================================    =============================
Seattle              $245,400      656,000        10,298     1.6%         354,487        5,154       1.5%              15,452         1.5%
Portland             $172,300      561,000        10,415     1.9%         225,335        3,178       1.4%              13,593         1.7%

San Francisco        $475,500      368,000        1,063      0.3%         344,000        1,897       0.6%              2,960          0.4%
Oakland              $422,600      625,000        7,361      1.2%         270,000        1,683       0.6%              9,044          1.0%
San Jose             $516,800      388,000        2,096      0.5%         192,000        2,211       1.2%              4,307          0.7%

Los Angeles          $241,400     1,877,000       8,182      0.4%        1,392,963       7,742       0.6%              15,924         0.5%
Ventura              $319,300      199,000        2,252      1.1%         53,295          237        0.4%              2,489          1.0%
Orange               $373,800      628,000        6,823      1.1%         340,800        4,597       1.3%              11,420         1.2%
San Diego            $298,600      664,000        8,689      1.3%         375,664        4,166       1.1%              12,855         1.2%

PNW                  $211,703     1,217,000       20,713     1.7%         579,822        8,332       1.4%              29,045         1.6%

No Cal               $463,162     1,381,000       10,520     0.8%         806,000        5,791       0.7%              16,311         0.7%

So Cal               $281,967     3,368,000       25,946     0.8%        2,162,722       16,742      0.8%              42,688         0.8%
                    -----------------------------------------------   --------------------------------------    -----------------------------

ESSEX                $309,577     5,966,000       57,179     1.0%        3,548,543       30,865      0.9%              88,044         0.9%
                    ===============================================   ======================================    =============================

Permits:  Single Family equals 1 Unit, Multi-Family equals 5 or More Units
Sources:  SF Prices - National Association of Realtors,Rosen Consulting Group :  Permits, Total Residential Stock - U.S. Census
Single Family - Multi-Family Breakdown of Total Resdiences, Rosen Consulting Group, US Census, EASI, Essex